Exhibit 10.1

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

by and among

IMMUNICON CORPORATION AND ITS SUBSIDIARIES,

as Borrowers

and

SILICON VALLEY BANK,

as Bank

OCTOBER 20, 2004

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated October 20, 2004, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 and IMMUNICON CORPORATION, a Delaware corporation whose address is 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006  (the “Company”); IMMUNIVEST CORPORATION, a Delaware corporation, IMMC HOLDINGS, INC., a Delaware corporation and IMMUNICON EUROPE, INC., a Delaware corporation whose addresses are 1209 Orange Street, Wilmington, Delaware 19801 (each a “Borrower” and collectively, the “Borrowers”) provides the terms on which Bank will lend to Borrowers and Borrowers will repay Bank.

WHEREAS, Borrowers and Bank have previously entered into that certain Loan and Security Agreement, dated as of April 30, 2002 (as amended from time to time, the “Prior Agreement”);

WHEREAS, in connection with the Prior Agreement, the Company has issued certain Warrants to Bank (the “Existing Warrants”); and

WHEREAS, Borrowers and Bank desire to amend and restate in its entirety the Prior Agreement, all as more fully set forth herein.

NOW, THEREFORE, Borrowers and Bank hereby amend and restate in its entirety the Prior Agreement as follows:

ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP.  The term “financial statements” includes the notes and schedules.  The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

LOAN AND TERMS OF PAYMENT

Promise to Pay.

Borrowers jointly and severally promise to pay Bank on the terms and conditions set forth herein, the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

Term Loan.

Pursuant to the Prior Agreement Bank has made a Term Loan to Borrowers in the original amount of Five Million Dollars ($5,000,000).

As of October 1, 2004, the unpaid principal balance of the Term Loan is Eight Hundred Ninety Nine Thousand Nine Hundred Twenty Five and .32/100 Dollars ($899,925.32) and Borrowers have no defenses or set offs to the repayment of the Term Loan.  It is expressly agreed that the indebtedness evidenced by the Term Note has not been extinguished or discharged by this Agreement.  The Borrowers agree that the execution of this Agreement is not intended to and shall not cause or result in a novation with respect to the Term Note and all references in the Term Note to the Loan Agreement shall be deemed to refer to the Prior Agreement as amended and restated in its entirety by this Agreement.

Borrowers shall in accordance with the Term Note continue to make equal installments of Term Loan principal and accrued interest each in the amount of $152,954.24 (the “Term Loan Payment”) on the first (1st) day of each month during the term of the Term Loan.  Borrowers’ final Term Loan Payment, due on the Term Loan Maturity Date, includes all outstanding Term Loan principal, accrued and unpaid interest and any and all accrued and unpaid fees.

Supplemental Equipment Loan.

Pursuant to the Prior Agreement Bank has made a Supplemental Equipment Loan to Borrowers in the original amount of Two Million Dollars ($2,000,000).

As of October 1,  2004, the unpaid principal balance of the Supplemental Equipment Loan is One Million Eighty Two Thousand Four Hundred Forty Seven and .58/100 Dollars ($1,082,447.58) and Borrowers have no defenses or set offs to the repayment of the

Supplemental Equipment Loan.  The Borrowers agree that the execution of this Agreement is not intended to and shall not cause or result in a novation with respect to the Tranche I Supplemental Equipment Term Note and the Tranche II Supplemental Equipment Term Note and all references in the Tranche I Supplemental Equipment Term Note and the Tranche II Supplemental Equipment Term Note to the Loan Agreement shall be deemed to refer to the Prior Agreement as amended and restated in its entirety by this Agreement.

Borrowers shall in accordance with the Tranche I Supplemental Equipment Term Note and the Tranche II Supplemental Equipment Term Note, continue to make equal installments of the Supplemental Equipment Loan principal and accrued interest each in the amount of $61,839.57 (the “Supplemental Equipment Loan Payment”) on the first (1st) day of each month during the term of the Supplemental Equipment Loan.  Borrowers’ final Supplemental Equipment Loan Payment, due on the Supplemental Equipment Maturity Date, includes all outstanding Supplemental Equipment Loan principal, accrued and unpaid interest and any and all accrued and unpaid fees.

Equipment Advances.

Through December 31, 2005 (the “Equipment Availability End Date”), Bank will make advances (“Equipment Advance” and, collectively, “Equipment Advances”) not exceeding the Committed Equipment Line.  The Equipment Advances may only be used to finance or refinance Equipment purchased on or after ninety (90) days before the date of each Equipment Advance and may not exceed one hundred percent (100%) of the equipment invoice, excluding taxes, shipping, warranty charges, freight discounts and installation expense.  Software may constitute up to twenty percent (20%) of the aggregate amount of all Equipment Advances.  Each Equipment Advance must be for a minimum of Two Hundred Thousand Dollars ($200,000).  The number of Equipment Advances is limited to five (5).

Interest accrues from the date of each Equipment Advance at the rate in Section 2.2 (a) and is payable monthly.  Each Equipment Advance is payable in forty eight (48) equal monthly installments (the “Repayment Period”) of principal, plus accrued interest, beginning on the first (1st) day of each month after each Equipment Advance and continuing thereafter until the last day of each Repayment Period (the “Equipment Maturity Date”).  All Equipment Advances shall be evidenced by the Equipment Term Note to be executed and delivered by Borrowers to Bank on the Closing Date and shall be repaid in accordance with the terms of the Equipment Term Note.  Equipment Advances when repaid may not be reborrowed.

To obtain an Equipment Advance, the Company must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made.  The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

Interest Rate, Payments.

Interest Rate.  (i) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of one half of one percentage points (0.50%) above the Prime Rate.  (ii)  The outstanding principal balance of the Term Loan continues to accrue interest at the fixed rate of six and three quarters percent (6.75%) per annum.  (iii)  The outstanding principal balance of the Supplemental Equipment Loan continues to accrue interest at the fixed rate of eight and one half percent (8.50%) per annum. After an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default.  The interest rate increases or decreases when the Prime Rate changes.  Interest is computed on a 360 day year for the actual number of days elapsed.

Payments.  Bank may debit any Borrower’s deposit accounts including Account

Number                                         for principal and interest payments owing or any amounts any Borrower owes Bank.  Bank will promptly notify the Company when it debits any Borrower’s accounts.  These debits are not a set-off.  Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

On April 29, 2005 or if the Term Loan is accelerated following the occurrence of an Event of Default, Borrowers will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to the Term Loan, an amount equal to the Final Payment.

In addition to the fees paid under the Prior Agreement, Borrowers will pay:

Facility Fee.  A fully earned, nonrefundable fee in the amount of Thirty Thousand Dollars ($30,000).

Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

Joint Obligations.

Each Person included in the term “Borrower” hereby covenants and agrees with Bank as follows:

(a) The Obligations include all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers.

(b) Reference in this Agreement and the other Loan Documents to the “Borrower” or otherwise with respect to any one or more of the Persons now or hereafter included in the definition of “Borrower” shall mean each and every such Person and any one or more of such Persons, jointly and severally, unless the context requires otherwise.

(c) Each Person included in the term “Borrower” in the discretion of its respective management is to agree among themselves as to the allocation of the benefits of each Equipment Advance.

(d) For administrative convenience, each Person included in the term “Borrower” hereby irrevocably appoints the Company as the Borrower’s attorney-in-fact, with power of substitution (with the prior written consent of Bank in the exercise of its sole and absolute discretion), in the name of the Company or in the name of any Borrower or otherwise to take any and all actions with respect to this Agreement, the other Loan Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the Company may so elect from time to time, including, without limitation, actions to (i) request the Equipment Advance and direct Bank to disburse or credit the proceeds of the Equipment Advance directly to an account of the Company, any one or more of such Persons or otherwise, which direction shall evidence the making of the Equipment Advance and shall constitute the acknowledgment by each such Person of the receipt of the proceeds of the Equipment Advance, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any other Loan Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of such Person or in the name of the

Company.  The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of Bank, and may be exercised from time to time through the Company’s duly authorized officer, officers or other Person or Persons designated by the Company to act from time to time on behalf of the Company.

(e) Each Person included in the term “Borrower” hereby irrevocably authorizes Bank to make the Equipment Advance to any one or more or all of such Person(s), pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Person included in the term “Borrower” on file with Bank and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Company under the provisions of the most recent certificate of corporate resolutions and/or incumbency for the Company on file with Bank.

(f) Bank assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between Bank and any one or more of the Persons included in the term “Borrower” or Bank in connection with the Credit Extension or any other transaction in connection with the provisions of this Agreement.

Inter-Company Debt, Contribution.

Without implying any limitation on the joint and several nature of the Obligations, Bank agrees that, notwithstanding any other provision of this Agreement, the Persons included in the term “Borrower” may create reasonable inter-company indebtedness between or among the Persons included in the term “Borrower” with respect to the allocation of the benefits and proceeds of the Equipment Advance.  The Persons included in the term “Borrower” agree among themselves, and Bank consents to that agreement, that each such Person shall have rights of contribution from all of the such Persons to the extent such Person incurs Obligations in excess of the proceeds of the Equipment Advance received by, or allocated to purposes for the direct benefit of, such Person.  All such indebtedness and rights shall be, and are hereby agreed by the Persons included in the term “Borrower” to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless Bank agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash.  Each Person included in the term “Borrower” agrees that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations.  Each Person included in the term “Borrower” hereby waives all rights of counter claim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise.  No Person included in the term “Borrower” shall secure any inter-company indebtedness or rights of contribution with any Lien or security.

Borrowers are Integrated Group.

Each Person included in the term “Borrower” hereby represents and warrants to Bank that each of them will derive benefits, directly and indirectly, from the Equipment Advance, both in their separate capacity and as a member of the integrated group to which each such Person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (i) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by such Persons individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to such Persons of the financing.

Each Person included in the term “Borrower” hereby represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement, and that no Event of Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement.

Primary Obligations.

The obligations and liabilities of each Person included in the term “Borrower”, as guarantor under this Section shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that such Person may have against any one or more of the other Persons included in the term “Borrower”, Bank and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by Bank of any remedies it may have against Persons included in the term “Borrower” with respect to this Agreement or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law.  Without limiting the generality of the foregoing, Bank shall not be required to make any demand upon any of the Persons included in the term “Borrower”, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Persons included in the term “Borrower” or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder.  Any one or more successive or concurrent actions or proceedings may be brought against each Person included in the term “Borrower” under this Section, either in the same action, if any, brought against any one or more of the Persons included in the term “Borrower” or in separate actions or proceedings, as often as Bank may deem expedient or advisable.  Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Persons included in the term “Borrower”, any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Persons included in the term “Borrower”, in their respective capacities as borrowers and guarantors under this Section, or under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section in any manner whatsoever, and this Section shall remain and continue in full force and effect.  It is the intent and purpose of this Section that each Person included in the term “Borrower” shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Persons included in the term “Borrower” agree that they shall be liable for the full amount of the obligations and liabilities under this Section regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Persons included in the term “Borrower”, any other guarantor or any obligor under any of the Loan Documents, that may result from any such proceedings.

CONDITIONS OF LOANS

Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

timely receipt of any Payment/Advance Form; and

the representations and warranties in Section 5 must be true on the date of the

Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true.

CREATION OF SECURITY INTEREST

Grant of Security Interest.

Each Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents.  Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral.  Bank may place a “hold” on any deposit account pledged as Collateral.  Notwithstanding the foregoing, the security interest granted herein does not extend to and the term “Collateral” does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent such prohibition is enforceable under applicable law, including, without limitation, Section 9318(4) of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained).  Except as disclosed on the Schedule, no Borrower is a licensee under, nor is bound by, any license agreement for which the failure to maintain such license could have a Material Adverse Change on such Borrower’s financial condition or business and that prohibits or otherwise restricts such Borrower from granting a security interest in such Borrower’s interest in such license or agreement or any other property.  Notwithstanding the foregoing, the security interest granted herein does not extend to and the term “Collateral” does not include any Equipment leased to any Borrower pursuant to those certain lease financing transactions more particularly described on the Schedule.  Notwithstanding the security interests granted herein, nothing set forth herein is intended to, nor shall constitute, an assignment of any Borrower’s obligations, including any obligations to perform, under any contracts between any Borrower and its customers and or clients, provided that subject to the foregoing provisions of this Section 4.1, Bank shall have a security interest in all such contract rights as part of the “Collateral”.  If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrowers fully satisfy their Obligations.

Authorization to File.

Each Borrower authorizes Bank to file financing statements without notice to any Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as follows:

Due Organization and Authorization.

The Company and each Borrower is duly existing and in good standing in the State of Delaware and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  Each Borrower and each Subsidiary’s exact legal name is as set forth on the first page of this Agreement.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which any Borrower is bound.  Borrowers are not in default under any agreement to which, or by which it is bound, in which the default could reasonably be expected to cause a Material Adverse Change.

Each Borrower has good title to the Collateral, free of Liens except Permitted Liens.  The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor.  Each Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate.  All Inventory is in all material respects of good and marketable quality, free from material defects.  Except as noted on the Schedule, No Borrower is party to, nor is bound by, any material license or other material agreement with respect to which any Borrower is the licensee that prohibits or otherwise restricts any Borrower from granting a security interest in such Borrower’s interest in such license or agreement or any other property.  Borrower will provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement which is reasonably likely to have a material impact on any Borrower’s business or financial condition (other than over-the-counter software that is commercially available to the public).  Each Borrower shall take such steps as Bank reasonably requests to obtain the consent of, authorization by, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if the Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future.

There are no actions or proceedings pending or, to the knowledge of the Company’s Responsible Officers, threatened by or against any Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrowers, and any Subsidiary, delivered to Bank fairly present in all material respects Borrowers’ consolidated financial condition and Borrowers’ consolidated results of operations.  There has not been any material deterioration in any Borrower’s consolidated financial condition since the date of the most recent consolidated financial statements submitted to Bank.

Solvency.

The fair salable value of Borrowers’ assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrowers are not left with unreasonably small capital after the transactions in this Agreement or any of the Loan Documents; and Borrowers are able to pay their debts (including trade debts) as they mature.

Regulatory Compliance.

No Borrower is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors).  Each Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  No Borrower has violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of any Borrower’s or any Subsidiary’s properties or assets has been used by any Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Each Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Each Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

Subsidiaries.

Borrowers do not own any stock, partnership interest or other equity securities except for Permitted Investments.

Full Disclosure.

No written representation, warranty or other statement of any Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.  It being recognized by Bank that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

AFFIRMATIVE COVENANTS

Borrowers will do all of the following for so long as Bank has an obligation to make any Credit Extension, or there are outstanding Obligations:

Government Compliance.

Each Borrower will maintain its and all Subsidiaries’ legal existence and good standing as a Registered Organization in only the State of Delaware and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on any Borrower’s business or operations.  Each Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on any Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

Financial Statements, Reports, Certificates.

The Company will deliver to Bank:  (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering the Company’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Company’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against any Borrower or any Subsidiary that could result in damages or costs to any Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

Within thirty (30) days after the last day of each month, the Company will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

Allow Bank to audit the Collateral at Borrowers’ expense.  Such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

Inventory; Returns.

Borrowers will keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between any Borrower and its account debtors will follow Borrowers’ customary practices as they exist at execution of this Agreement.  Borrowers must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

Each Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which any Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

Insurance.

Each Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower’s industry, and as Bank may reasonably request.  Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion.  All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy.  At Bank’s request, the Company will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations.

Primary Accounts.

Each Borrower will maintain its primary depository and operating accounts with Bank and Borrowers will at all times maintain not less than 33% of cash on deposit with Bank, which is not subject to any security interest, other than in favor of Bank. However this requirement will be limited to no more than $12,500,000 of Borrower’s total available cash.

Financial Covenants.

Borrowers will maintain as of the last day of each month (unless otherwise stated below):

Quick Ratio (Adjusted).  A ratio of Quick Assets to Current Liabilities (including, without limitation, long term Indebtedness in favor of Bank) minus Deferred Revenue of at least 2.00 to 1.00.

Remaining Months Liquidity.  At all times, Borrowers will maintain, as of the last day of each month, at least six (6) Remaining Months Liquidity.

Further Assurances.

Borrowers will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

NEGATIVE COVENANTS

Borrowers will not do any of the following without Bank’s prior written consent, for so long as Bank has an obligation to make Credit Extensions or there are any outstanding Obligations:

Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of any Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

Changes in Business, Ownership, Management or Business Locations.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by any Borrower or reasonably related thereto or have a material change in its management.  Borrowers will not, without at least thirty (30) days prior written notice, change their state of formation, relocate their chief executive offices or add any new offices or business locations.

Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than twenty five percent (25%) of Tangible Net Worth.  A Subsidiary may merge or consolidate into another Subsidiary or into another Borrower.

Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.  In addition, Borrowers shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrowers from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Borrower’s Intellectual Property.

Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so.  Pay any dividends or make any distribution or payment, except in connection with a Permitted Investment or redeem, retire or purchase any capital stock.

Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower except for transactions between Borrowers or transactions that are in the ordinary course of a Borrower’s business, upon fair and reasonable terms that are no less favorable to any Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

EVENTS OF DEFAULT

Any one of the following is an Event of Default:

Payment Default.

If any Borrower fails to pay any of the Obligations within three (3) Business Days of when due.  During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

Covenant Default.

If Borrowers fail to perform any obligation under Sections 6.2 or 6.7 or violates any of the covenants contained in Article 7 of this Agreement, or

If any Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by any Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

Material Adverse Change.

If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrowers or (ii) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrowers will fail to comply with one or more of the financial covenants in Section 6.7 during the next succeeding financial reporting period.

Attachment.

If a material portion of Borrowers’ assets, taken as a whole, is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if any Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrowers’ assets taken together as a whole, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within ten (10) days after such Borrower receives notice.  These are not Events of Default if stayed or if a bond is posted pending contest by such Borrower (but no Credit Extensions will be made during the cure period);

Insolvency.

If any Borrower becomes insolvent or if any Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against any Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

Other Agreements.

If there is a default in any agreement between any Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could be reasonably expected to cause a Material Adverse Change;

Judgments.

If a money judgment(s) in the aggregate of at least $50,000 is rendered against any Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

Misrepresentations.

If any Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document;

or

Subsidiaries.

Any circumstance described in Sections 8.3, 8.4, 8.5 or 8.7 occurs to any Subsidiary which is not also a Borrower.

BANK’S RIGHTS AND REMEDIES

Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between any Borrower and Bank;

Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral.  Borrowers will assemble the Collateral if Bank requires and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  Each Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

Apply to the Obligations any (i) balances and deposits of any Borrower with Bank or its Affiliate it holds, or (ii)  amount held by Bank owing to or for the credit or the account of any Borrower;

Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, each Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

Bank may place a “hold” on any account maintained with Bank and deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; and

Dispose of the Collateral according to the Code.

Power of Attorney.

Effective only when an Event of Default occurs and continues, each Borrower irrevocably appoints Bank as its lawful attorney to:  (i) endorse each Borrower’s name on any checks or other forms of payment or security; (ii) sign each Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits.  Bank may exercise the power of attorney to sign each Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred.  Bank’s appointment as each Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing any Borrower money of Bank’s security interest in the funds and verify the amount of the Account.  Each Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

Bank Expenses.

If any Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent.  Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral.  No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person.  Borrowers bear all risk of loss, damage or destruction of the Collateral.

Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

Demand Waiver.

Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which any Borrower is liable.

NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement.  A party may change its notice address by giving the other party written notice.

CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Pennsylvania law governs the Loan Documents without regard to principles of conflicts of law.  Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the Commonwealth of Pennsylvania provided, however, that if for any reason the Bank can not avail itself of the courts of the Commonwealth of Pennsylvania, the Borrowers and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

BORROWERS AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

GENERAL PROVISIONS

Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrowers may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrowers, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

Borrowers will jointly and severally indemnify, defend and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrowers (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrowers and Bank.  This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.  The Borrowers agree that the execution of this Agreement is not intended to and shall not cause or result in a cancellation or modification of the Existing Warrants, which Existing Warrants shall remain in full force and effect.

Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding.  The joint and several obligations of each Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with any Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement.  Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Effective Date.

Notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, this Agreement and all of the Loan Documents shall not be effective until the date on which the Bank executes this Agreement as indicated on the signature page to this Agreement.

Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between any Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

DEFINITIONS

Definitions.

In this Agreement:

“Accounts” has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” means this Amended and Restated Loan and Security Agreement.

“Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrowers’ books and records including ledgers, records regarding Borrowers’ assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Cash Burn” is defined the average net before tax loss for the three (3) month period then ending.

“Closing Date” is the date of this Agreement.

“Code” is the Uniform Commercial Code, in effect in the Commonwealth of Pennsylvania as in effect from time to time.

“Collateral” is the property described on Exhibit A.

“Committed Equipment Line” is a Credit Extension of up to Twelve Million Dollars ($12,000,000).

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;  but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Credit Extension” is each Equipment Advance or any other extension of credit by Bank for any Borrower’s benefit, including, without limitation, all amounts advanced under the Term Loan and the Supplemental Equipment Loan pursuant to the Prior Agreement.

“Current Assets” are amounts that under GAAP should be included on that date as current assets on Borrower’s consolidated balance sheet.

“Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year.

“Deferred Revenue” is all amounts received in advance of performance under maintenance contracts and not yet recognized as revenue.

“Equipment Advance” is defined in Section 2.1.1.

“Equipment Availability End Date” is defined in Section 2.1.1.

“Equipment Maturity Date” is defined in Section 2.1.1.

“Equipment Term Note” means that certain Equipment Term Note of even date herewith in the principal amount of Twelve Million Dollars ($12,000,000) from Borrowers in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the last day of the repayment period for each advance made under the Term Loan equal to the amount of each advance multiplied by the Final Payment Percentage.

“Final Payment Percentage” is five percent (5.0%).

“GAAP” is generally accepted accounting principles.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” has the meaning set forth in Schedule A.

“Inventory” has the meaning set forth in the Code and includes is present and future inventory in which any Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of any Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Letter-of-credit right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Liquidity” is defined as unrestricted cash, cash equivalents, and marketable securities held at the Bank, Bank affiliates or financial institutions with which the Bank has executed account control agreements in place, in a form satisfactory to Bank that includes notification provisions, less principal outstandings.

“Loan Documents” are, collectively, this Agreement, the Equipment Term Note, the Term Note, the Tranche I Supplemental Equipment Term Note, the Tranche II Supplemental Equipment Term Note, any note, or notes or guaranties executed by any Borrower or any Guarantor, and any other present or future agreement between any Borrower and/or for the benefit of Bank in connection with this Agreement, including, without limitation the Prior Agreement, all as amended, extended or restated.

“Material Adverse Change” means the occurrence of any of the events set forth in Section 8.3.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts any Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of any Borrower assigned to Bank.

“Permitted Indebtedness” is:

Borrowers’ indebtedness to Bank under this Agreement or any other Loan Document;

Indebtedness existing on the Closing Date and shown on the Schedule;

Subordinated Debt;

Indebtedness among the Borrowers;

Indebtedness to trade creditors incurred in the ordinary course of business; and

Indebtedness secured by Permitted Liens.

“Permitted Investments” are:

Investments shown on the Schedule and existing on the Closing Date; and

(i)  marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue.

“Permitted Liens” are:

Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrowers maintain adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

Purchase money Liens (i) on Equipment acquired or held by any Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the Proceeds of the Equipment;

Licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Proceeds” has the meaning described in the Code as in effect from time to time.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Quick Assets” is, on any date, the Company’s consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments determined according to GAAP.

“Registered Organization” means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

“Remaining Months Liquidity” is Liquidity divided by Cash Burn.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of the Company.

“Schedule” is any attached schedule of exceptions.

“Subordinated Debt” is debt incurred by any Borrower subordinated to Borrowers’ indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the

Person or one or more Affiliates of the Person.

“Supplemental Equipment Loan” means a the terms loans made pursuant to the Prior Agreement in an amount of up to Two Million Dollars ($2,000,000).

“Supplemental Equipment Loan Maturity Date” is April 1, 2005 for all Credit Extensions made under the Tranche I Supplemental Equipment Term Note and July 1, 2006 for all Credit Extensions made under the Tranche II Supplemental Equipment Term Note.

“Supporting Obligation” means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrowers and their Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Term Loan” is a loan made pursuant to the Prior Agreement in the original principal amount of Five Million Dollars ($5,000,000).

“Term Loan Maturity Date” is April 1, 2005.

“Term Loan Payment” is defined in Section 2.1.1(c).

“Term Note” means that certain Equipment Term Note dated April 30, 2002 in the principal amount of Five Million Dollars ($5,000,000) from Borrowers in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on the Company’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“Tranche I Supplemental Equipment Term Note” means that certain Tranche I Supplemental Equipment Term Note dated April 30, 2003 in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) from Borrowers in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

“Tranche II Supplemental Equipment Term Note” means that certain Tranche II Supplemental Equipment Term Note dated April 30, 2003 in the principal amount of Five Hundred Thousand Dollars ($500,000) from Borrowers in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

[Signatures appear on the following page]

BORROWERS:

IMMUNICON CORPORATION

By:	(SEAL)
Name:
Title:

IMMUNIVEST CORPORATION

By:	(SEAL)
Name:
Title:

IMMC HOLDINGS, INC.

By:	(SEAL)
Name:
Title:

IMMUNICON EUROPE, INC.

By:	(SEAL)
Name:
Title:

BANK:

SILICON VALLEY BANK

By:
Name:
Title:

Effective as of	, 200

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other Proceeds,  resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including,

without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All Letter-Of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

All Supporting Obligations and all Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and Proceeds thereof.

Borrower has further agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its Intellectual Property (as hereinafter defined) or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in, or encumbering any of its Intellectual Property, without Bank’s prior written consent.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”).

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.

Fax To: (617) 969-5962      Date:

☐	Loan Payment:	Client Name (Borrower)

	From Account #	To Account #
(Deposit Account #)		(Loan Account #)

	Principal $	and/or interest $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

☐	Loan Paymenet:	Client Name (Borrower)

	From Account #	To Account #
(Deposit Account #)		(Loan Account #)

	Principal $	and/or interest $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

☐	LOAN ADVANCE:

(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
	From Account #	To Account #
(Loan Account #)		(Deposit Account #)
Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

☐	Loan Payment:	Client Name (Borrower)

	From Account #	To Account #
(Deposit Account #)		(Loan Account #)

	Principal $	and/or interest $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

☐	LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

	From Account #	To Account #
	(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

OUTGOING WIRE REQUEST
Complete only if all or a portion of funds from the loan advance above are to be wired.
Deadline for same day processing is 12:00 p.m., E.S.T.

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc,):
(For International Wire Only)
Intermediary Bank:	Transit (ABA) #

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set fortsh in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):

Print Name/Title:	Print Name/Title:

Telephone #	Telephone #

OUTGOING WIRE REQUEST
Complete only if all or a portion of funds from the loan advance above are to be wired
Deadline for same day processing is 12:00 p.m., E.S.T.

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:
City and State:
Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc,):
(For International Wire Only)
Intermediary Bank:	Transit (ABA) #
For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):
Print Name/Title:	Print Name/Title:
Telephone #	Telephone #

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:  SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

FROM:  Immunicon Corporation

The undersigned authorized officer of Immunicon Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                 with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  In addition, the undersigned certifies that (1) Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) no liens has been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits which Borrower has not previously notified in writing to Bank.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant Required Complies

Monthly financial statements + CC Monthly within 30 days Yes No

Annual (Audited)  FYE within 120 days Yes No

Financial Covenant Required Actual Complies

Maintain on a Monthly Basis:

Minimum Quick Ratio (Adjusted) 2:1.00          :1.00 Yes No

Minimum Liquidity Coverage 6 months             Yes No

Borrowers only have deposit accounts located at the following institutions:

                                        .

{PRIVATE } BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes    No

Comments Regarding Exceptions:  See Attached.

Sincerely,

SIGNATURE

TITLE

DATE

Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is:

1. Immunicon Corporation

2. Immunivest Corporation

3. IMMC Holdings, Inc.

4. Immunicon Europe, Inc.

Borrower’s State of formation:  Delaware

Borrower has operated under only the following other names (if none, so state):

Immunicon Corporation formerly conducted business, under the same name, as a Pennsylvania corporation.

All other addresses at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

Immunicon Europe, Inc. has a business address at Hengelosestraat 705, 7521 PA Enschede, the Netherlands.

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

List Acct. Numbers:

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

Subordinated Debt:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

The following is a list of the Borrower’s copyrights (including copyrights of software) which are registered with the United States Copyright Office.  (Please include name of the copyright and registration number and attach a copy of the registration):

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered:

The following is a list of all of the Borrower’s patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

The following is a list of all of the Borrower’s patents which are pending with the United States Patent Office.  (Please include name of the patent and a copy of the application.):

The following is a list of all of the Borrower’s registered trademarks. (Please include name of the trademark and a copy of the registration.):

Borrower is not subject to litigation which would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):

1. Immunicon Corporation:  23-2269490

2. Immunivest Corporation: 51-0339032

3. IMMC Holdings, Inc.:  75-2971611

Delaware Organizational Numbers:

1. Immunicon Corporation:  3325853

2. Immunivest Corporation: 2289144

3. IMMC Holdings, Inc.:  3474398